Exhibit 99.1

Investor Relations Contact:	Media Contact:
Priya Trivedi	Emily Garbaccio
Vice President, Finance	Vice President, Communications
Kate Spade & Company	Kate Spade & Company
201.295.6110	212.739.6552

KATE SPADE & COMPANY REPORTS 2nd QUARTER AND FIRST HALF 2014 RESULTS

•                  Reports Q2 2014 Kate Spade direct to consumer comparable sales growth of 30%, contributing to an increase of full year 2014 direct to consumer comparable sales growth guidance to a range of 15% to 17%

•                  Total Company net sales increased $87 million, or 49%, to $266 million in Q2 2014 compared to Q2 2013

•                  Increases Total Company full year 2014 Adjusted EBITDA guidance to a range of $120 million - $130 million from the previously guided range of $115 million - $125 million and adjusts targeted full year 2014 Kate Spade Brand Adjusted EBITDA margin expansion to approximately 50bps

New York, NY — August 12, 2014 — Kate Spade & Company (NYSE:KATE) today announced results for the second quarter ended July 5, 2014.

The Company is separating its former Kate Spade reportable segment into two reportable segments, Kate Spade North America and Kate Spade International. The Company’s Adelington Design Group operating segment is also a reportable segment. Please refer to the item captioned “Presentation of Segments” for more information. As the Company has substantially completed the wind-down of the Juicy Couture business, Juicy Couture is now reported as discontinued operations. Therefore, results from continuing operations exclude Juicy Couture and Lucky Brand.

For the second quarter of 2014 on a GAAP basis, loss from continuing operations, was ($14) million, or ($0.11) per share, compared to a loss from continuing operations of ($24) million, or ($0.20) per share, for the second quarter of 2013.

Net sales for the second quarter of 2014, were $266 million, an increase of $87 million, or 48.7%, from the comparable 2013 period. Adjusted earnings per share from continuing operations for the second quarter of 2014 was $0.05, compared to adjusted loss per share of ($0.08) for the second quarter of 2013.

Adjusted EBITDA, net of foreign currency transaction adjustments, was $32 million for the second quarter of 2014, compared to $7 million for the second quarter of 2013. Comparable Adjusted EBITDA, net of foreign currency transaction adjustments, was $11 million for the second quarter of 2013.

For the first half of 2014, the Company recorded a loss from continuing operations of ($52) million, or ($0.42) per share, compared to a loss from continuing operations for the first half of 2013 of ($47) million, or ($0.40) per share. Net sales for the first half of 2014 were $490 million, an increase of $154 million, or 46.0%, from the comparable 2013 period, including an $18 million benefit associated with the additional week in 2014. Adjusted earnings per share from continuing operations in the first half of 2014 was $0.01 compared to an adjusted loss per share from continuing operations of ($0.18) in the first half of 2013. Adjusted EBITDA, net of foreign currency transaction adjustments, was $49 million for the first half of 2014, compared to $11 million for the first half of 2013. Comparable Adjusted EBITDA, net of foreign currency transaction adjustments, was $18 million for the first half of 2013.

Craig A. Leavitt, Chief Executive Officer of Kate Spade & Company, said: “Despite a more promotional retail environment, Kate Spade & Company had another strong quarter, with sales increases coming across both our North American and International segments. Adjusted EBITDA for Kate Spade & Company, net of foreign currency transaction adjustments, was $32 million for the second quarter of 2014, a $21 million increase compared to the second quarter of 2013. In addition, we achieved comparable store productivity of $1,477 per square foot over the last twelve months, our 16th consecutive quarter of annualized store productivity growth. We are increasing Total Company full year 2014 Adjusted EBITDA guidance to a range of $120 million - $130 million from the previously guided range of $115 million - $125 million.”

Mr. Leavitt concluded: “Net sales for both our North American and International segments grew 55% and 54%, respectively, illustrating that our differentiated product resonates with consumers around the world.   We have a clear vision of our customer and continue to design strong collections as we shape our fast-growing, global lifestyle brand.”

George Carrara, President and Chief Operating Officer of Kate Spade & Company, said: “We are pleased with our outperformance.  Since completing the transition to our newly integrated organization this quarter, our team is able to cohesively manage our initiatives in a more streamlined, effective way.  Currently, we are conducting our annual business planning process and are actively pursuing both existing and newly identified margin expansion opportunities.”

The adjusted results for the second quarter 2014 and 2013, as well as forward-looking targets, exclude the impact of expenses incurred in connection with the Company’s streamlining initiatives, brand-exiting activities, acquisition related costs, losses on extinguishment of debt, impairment of cost investment in 2013 and non-cash write-offs of debt issuance costs. The Company believes that the adjusted results for such periods represent a more meaningful presentation of its historical operations and financial performance since these results provide period to period comparisons that are consistent and more easily understood. The attached tables, captioned “Reconciliation of Non-GAAP Financial Information,” provide a full reconciliation of actual results to the adjusted results. We present Adjusted EBITDA, which we define as income (loss) from continuing operations, adjusted to exclude income tax provision, interest expense, net, depreciation and amortization, net, losses on extinguishment of debt, expenses incurred in connection with the Company’s streamlining initiatives, brand-exiting activities, acquisition related costs, non-cash impairment charges, losses on asset disposals and non-cash share-based compensation expense. We also present Adjusted EBITDA, net of foreign currency transaction adjustments, which is Adjusted EBITDA further adjusted to exclude unrealized and certain realized foreign currency transaction adjustments, net. We also present Comparable Adjusted results (including Comparable Adjusted SG&A expense and operating income (loss)), which we use to measure our performance after giving effect to certain corporate cost savings. Comparable Adjusted SG&A, operating income (loss) and EBITDA are calculated by starting with adjusted results (which already exclude charges related to streamlining initiatives, brand-exiting activities and acquisition related costs) and includes adjustments to reflect the anticipated impact resulting from the Juicy Couture and Lucky Brand divestitures to show 2013 on a comparable basis to 2014. The annualized Corporate Adjusted EBITDA of ($53) million is consistent with our previously provided 2014 guidance for Corporate Adjusted EBITDA of ($50) to ($55) million, which includes estimated amounts to be billed under the Transition Services Agreement (TSA) for Lucky Brand and assumes ownership of Lucky Brand by the Company for the month of January 2014, followed by the implementation of the TSA for a period of up to 24 months thereafter. We present the above-described Adjusted EBITDA measures because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

The Company will sponsor a conference call at 10:00am Eastern time today to discuss its results for the second quarter of 2014. The dial-in number is 1-888-694-4676 with pass code 79282758. The webcast and slides accompanying the prepared remarks can be accessed via the Investor Relations section of the Kate Spade & Company website at www.katespadeandcompany.com. An archive of the webcast will be available on the website. Additional information on the results of the Company’s operations is available in the Company’s Form 10-Q for the second quarter 2014, to be filed with the Securities and Exchange Commission.

SECOND QUARTER RESULTS

Presentation of Segments

During the second quarter of 2014, the Company determined it would disaggregate its former Kate Spade reportable segment into two reportable segments, Kate Spade North America and Kate Spade International. The Company operates its kate spade new york, Kate Spade Saturday and Jack Spade brands through one operating segment in North America and four operating segments internationally, Japan, Southeast Asia, Europe and South America. The Company’s Adelington Design Group reportable segment is also an operating segment. As such, the Company configured its operations into the following three reportable segments:

•                  Kate Spade North America segment — consists of the Company’s kate spade new york, Kate Spade Saturday and Jack Spade brands in North America.

•                  Kate Spade International segment — consists of the Company’s kate spade new york, Kate Spade Saturday and Jack Spade brands in International markets (principally in Japan, Southeast Asia, Europe and South America).

•                  Adelington Design Group segment — consists of: (i) exclusive arrangements to supply jewelry for the Liz Claiborne and Monet brands; (ii) the wholesale non-apparel operations of the Trifari brand and licensed Kensie brand; (iii) the wholesale apparel and wholesale non-apparel operations of the licensed Lizwear brand and other brands; and (iv) the licensed Liz Claiborne New York brand.

Adjusted EBITDA

Our CEO evaluates performance and allocates resources based primarily on Segment Adjusted EBITDA.  Segment Adjusted EBITDA excludes: (i) depreciation and amortization; (ii) charges due to streamlining initiatives, brand-exiting activities and acquisition related costs; and (iii) losses on asset disposals and impairments. In connection with the decision to disaggregate the Company’s reportable segments, the cost of all corporate departments that serve the respective operating segments are fully allocated. We do not allocate amounts reported below Operating income (loss) to our reportable segments, other than equity income (loss) in our equity method investee. Our definition of Segment Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Overall Results

Net sales from continuing operations for the second quarter of 2014 were $266 million, an increase of $87 million, or 48.7% from the second quarter of 2013, reflecting increases in the Kate Spade North America and Kate Spade International segments, partially offset by decreases in net sales within our Adelington Design Group segment.

Gross profit as a percentage of net sales decreased to 58.6% in the second quarter of 2014, compared to 61.8% in the comparable 2013 period, reflecting the impact of off-price sales margin, primarily driven by the Kate Spade Saturday brand, due to excess inventory and raw materials disposal that arose in connection with balancing consumer demand with inventory buys in the launch year.

Selling, general & administrative expenses (“SG&A”) increased $32 million, or 27.8%, to $146 million in the second quarter of 2014 compared to the second quarter of 2013. The increase in SG&A reflected the following:

•                      A $19 million increase in SG&A in our Kate Spade North America segment, primarily related to direct-to-consumer expansion reflecting: (i) increased rent and other store operating expenses; (ii) increased compensation related expenses; and (iii) increased e-commerce fees and advertising expenses;

•                      A $13 million increase in SG&A in our Kate Spade International segment, primarily related to direct-to-consumer expansion reflecting: (i) increased compensation related expenses; (ii) increased rent, concession fees and other store operating expenses; and (iii) increased advertising expenses. The increase also included incremental SG&A associated with the KATE SPADE businesses in Southeast Asia;

•                      A $3 million increase in expenses associated with our streamlining initiatives, brand-exiting activities and acquisition-related costs; and

•                      A $2 million decrease associated with reduced costs at our Adelington Design Group segment.

SG&A for the second quarter of 2014 included a $1 million decrease in expenses related principally to distribution functions that were included in the Juicy Couture and Lucky Brand historical results, but are not directly attributable to Juicy Couture or Lucky Brand and therefore, have not been included in discontinued operations.

SG&A as a percentage of net sales was 54.9% in the second quarter of 2014, compared to 63.9% in the second quarter of 2013.

Operating Income was $10 million (3.7% of net sales) in the second quarter of 2014 compared to operating loss of ($4) million ((2.1%) of net sales) in the second quarter of 2013.

Other Income (Expense), net was $0.2 million in the second quarter of 2014, compared to ($0.8) million in the second quarter of 2013, and included foreign currency transaction gains and losses and equity in (losses) earnings of our equity investee.

Loss on Extinguishment of Debt was ($17) million in the second quarter of 2014 and related to the refinancing of the Senior Notes.

Impairment of Cost Investment was ($6) million in the second quarter of 2013, related to the former investment in the Mexx business.

Interest expense, net decreased to $6 million in the second quarter of 2014, compared to $12 million in the second quarter of 2013, primarily reflecting (i) the recognition of $3 million of interest income in 2014 from the Note Receivable related to the sale of Lucky Brand Dungarees, Inc.; (ii) a net decrease of $3 million in interest expense related to the Senior Notes and Term Loan which was issued in the second quarter of 2014 to refinance the Senior Notes; (iii) a $2 million write-off of deferred financing fees in the second quarter of 2014 due to a reduction in the size of our Amended Facility; and (iv) a decrease of $1 million related to the Amended Facility and the extinguishment of the Convertible Notes.

Provision for Income Taxes was $1 million in the second quarter of 2014 and 2013 and consisted primarily of increases in deferred tax liabilities for indefinite-lived intangible assets, current tax on operations in certain jurisdictions and an increase in the accrual for interest related to uncertain tax positions.

Loss from Continuing Operations in the second quarter of 2014 was ($14) million, or ($0.11) per diluted share, compared to a loss of ($24) million, or ($0.20) per share in the second quarter of 2013. Adjusted earnings per share from continuing operations in the second quarter of 2014 was $0.05, compared to adjusted loss per share of ($0.08) in the second quarter of 2013.

Net loss in the second quarter of 2014 was ($4) million, inclusive of income related to discontinued operations of $10 million, compared to net loss of ($43) million, inclusive of a loss related to discontinued operations of ($20) million in the second quarter of 2013. Net loss per share was ($0.03) in the second quarter of 2014, compared to a loss per share of ($0.36) in the second quarter of 2013.

Balance Sheet and Cash Flow

Accounts Receivable decreased $20 million, or 21.4%, at the end of the second quarter 2014 compared to the second quarter 2013, primarily due to the sale of the Lucky Brand business and the wind-down of the Juicy Couture operations, partially offset by an increase in Kate Spade accounts receivable due to increased wholesale sales.

Inventories decreased $60 million, or 25.2% at the end of the second quarter 2014 compared to the second quarter 2013, primarily due the sale of the Lucky Brand business and the wind-down of the Juicy Couture operations, partially offset by an increase in Kate Spade inventory to support growth initiatives and to support the transition of certain Juicy Couture stores to Kate Spade stores.

Cash flow used in continuing operating activities for the last 12 months was ($39) million.

Debt outstanding decreased to $409 million compared to $490 million in the second quarter 2013. We ended the second quarter of 2014 with $177 million in cash and cash equivalents and marketable securities, compared to $9 million at the end of the second quarter of 2013. The $249 million decrease in our net debt position over the last twelve months primarily reflected: (i) the receipt of net proceeds of $332 million from the dispositions of the Juicy Couture IP, Lucky Brand and our former investment in Mexx; (ii) the funding of $86 million of capital and in-store shop expenditures over the last 12 months; (iii) the receipt of proceeds of $43 million from the exercise of stock options; (iv) the payment of $32 million for the acquisition of the existing Kate Spade business in Southeast Asia from Globalluxe; (v) the generation of $22 million in cash from other activities of our discontinued operations over the past 12 months; and (vi) the receipt of net proceeds of $20 million from the sale-leaseback of our Ohio facility. We also used $39 million of cash from continuing operations over the past 12 months.

Performance Highlights

Total Kate Spade comparable direct-to-consumer net sales, including e-commerce, increased by 30.4% in the second quarter of 2014; excluding e-commerce net sales, comparable direct-to-consumer net sales increased by 31.6%. Sales per square foot for comparable stores for the latest twelve months were $1,477.

Net sales and Segment Adjusted EBITDA for our reportable segments are provided below:

Kate Spade North America

Net sales for Kate Spade North America were $208 million, a 54.6% increase compared to 2013, driven primarily by increases in kate spade new york.

Store counts and key operating metrics are as follows:

—           We ended the quarter with 96 specialty retail stores and 51 outlet stores, reflecting the net addition over the last 12 months of 27 specialty retail stores and 18 outlet stores;  and

—           Average retail square footage in the second quarter of 2014 was approximately 295 thousand square feet, a 47.8% increase compared to 2013.

Kate Spade North America Segment Adjusted EBITDA in the second quarter of 2014 was $32 million (15.5% of net sales), compared to Segment Adjusted EBITDA of $8 million (6.2% of net sales) in the second quarter of 2013. Comparable Adjusted EBITDA was $12 million (8.7% of net sales) in the second quarter of 2013.

Kate Spade International

Net sales for Kate Spade International were $49 million, a 53.6% increase compared to 2013, reflecting increases across all operations in the segment.

Store counts and key operating metrics are as follows:

—           We ended the quarter with 39 specialty retail stores, 11 outlet stores and 48 concessions, reflecting the net addition over the last 12 months of 5 specialty retail stores, 1 outlet store and 7 concessions and the acquisition of 6 specialty retail stores, 1 outlet store and 2 concessions; and

—           Average retail square footage in the second quarter of 2014 was approximately 93 thousand square feet, a 35.9% increase compared to 2013.

Kate Spade International Segment Adjusted EBITDA was flat in the second quarter of 2014, compared to Segment Adjusted EBITDA of ($0.7) million ((2.1% of net sales) in the second quarter of 2013. Comparable Adjusted EBITDA was flat in the second quarter of 2013.

Adelington Design Group

Net sales for the Adelington Design Group segment decreased $4 million, or 30.6%, in the second quarter of 2014 to $8 million, reflecting:

—         A net $2 million decrease related to the Liz Claiborne New York and private label jewelry businesses; and

—         A $2 million decrease due to the expiration of our former Dana Buchman brand supplier agreement.

Adelington Design Group Segment Adjusted EBITDA in the second quarter was $0.4 million (4.6% of net sales), compared to Segment Adjusted EBITDA of $1 million (8.6% of net sales) in the second quarter of 2013. Comparable Adjusted EBITDA was $1 million (10.1% of net sales) in the second quarter of 2013.

About Kate Spade & Company

Kate Spade & Company (NYSE: KATE) designs and markets accessories and apparel under three global, multichannel lifestyle brands: kate spade new york, Kate Spade Saturday and Jack Spade. With collections spanning demographics, genders and geographies, the brands are intended to accent customers’ interesting lives and inspire adventure at each turn. The Company also owns the Adelington Design Group, a private brand jewelry design and development group that markets brands through department stores and serves jcpenney via exclusive supplier agreements for the Liz Claiborne and Monet jewelry lines. The Company also has a license for the Liz Claiborne New York brand, available at QVC, and Lizwear, which is distributed through the club store channel.  Visit www.katespadeandcompany.com for more information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in, or incorporated by reference into, this press release, future filings by us with the Securities and Exchange Commission, our Form 10-Q, and oral statements made by, or with the approval of, our authorized personnel, that relate to our future performance or future events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements are indicated by words or phrases such as “intend,” “anticipate,” “plan,” “estimate,” “target,” “aim,” “forecast,” “project,” “expect,” “believe,” “we are optimistic that we can,” “current visibility indicates that we forecast,” “contemplation” or “currently envisions” and similar phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not prove to be correct or we may not achieve the financial results, savings or other benefits anticipated in the forward-looking statements. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties, some of which may be beyond our control, that could cause actual results to differ materially from those suggested by the forward-looking statements, including, without limitation: our ability to complete the transition to a mono-brand business centered on the KATE SPADE family of brands, including our ability to successfully complete the transition of our management and operations; our ability to operate as a mono-brand business and to successfully implement our long-term strategic plans; general economic conditions in the United States, Asia, Europe and other parts of the world; levels of consumer confidence, consumer spending and purchases of discretionary items, including fashion apparel and related products, such as ours; changes in the cost of raw materials, occupancy, labor, advertising and transportation which could impact prices of our products; our ability to expand into markets outside of the US, such as India, Russia, Southeast Asia, and South America, as well as continued expansion in China, Japan and Brazil, including our ability to promote brand awareness in our international markets, find suitable partners in certain of those markets and hire and retain key employees for those markets; issues related to our current level of debt, including an inability to pursue certain business strategies because of the restrictive covenants in the agreements governing our debt and our potential inability to obtain the capital resources needed to operate and grow our business; restrictions in the credit and capital markets, which would impair our ability to access additional sources of liquidity, if needed; our ability to maintain targeted profit margins and levels of promotional activity; our ability to achieve the business plan for our KATE SPADE SATURDAY business, including our ability to attract new customers and achieve margin targets; our ability to expand our retail footprint with profitable store locations; our ability to implement operational improvements and realize economies of scale in finished product and raw material costs in connection with growth in our business; our ability to expand the KATE SPADE family of brands into new product categories; our ability to successfully implement our marketing initiatives; risks associated with the sale of the Lucky Brand business, including collection of the full amount of principal and interest due and owing pursuant to a three year note issued by Lucky Brand Dungarees, LLC, an affiliate of Leonard Green & Partners, L.P., to us as partial consideration for the purchase of the Lucky Brand business and compliance with our transition service requirements; risks associated with the sale of the Juicy Couture intellectual property to Authentic Brands Group, including our ability to complete the transition plan for the Juicy Couture business in a satisfactory manner and to manage the remaining associated transition costs, the impact of the transition plan and the announced future plans for the Juicy Couture brand on our relationships with our employees, our major customers, vendors and landlords and unanticipated expenses and charges that may occur as a result of the transition plan and the announced future plans for the Juicy Couture brand, such as litigation risks, including litigation regarding employment and workers’ compensation; our dependence on a limited number of large US department store customers, and the risk of consolidations, restructurings, bankruptcies and other ownership changes in the retail industry and financial difficulties at our larger department store customers; whether we will be successful operating the KATE SPADE businesses in Japan and Southeast Asia and the risks associated with such operations, including with respect to the conclusion of transition services provided by our former operating partners; risks associated with decreased diversification of our business as a result of the reduction of our brand portfolio to the KATE SPADE and Adelington Design Group businesses; risks associated with material disruptions in our information technology systems, both owned and licensed, and with our third party e-commerce platforms and operations; risks associated with data security, including privacy breaches; risks associated with credit card fraud and identity theft;  our ability to anticipate and respond to constantly changing consumer demands and tastes and fashion trends, across multiple brands, product lines, shopping channels and geographies; our ability to attract and retain talented, highly qualified executives, and maintain satisfactory relationships with our employees; our ability to adequately establish, defend and protect our trademarks and other proprietary rights; risks associated with the dependence of our Adelington Design Group business on third party arrangements and partners; the impact of the highly competitive nature of the markets within which we operate, both within the US and abroad; our reliance on independent foreign manufacturers, including the risk of their failure to comply with safety standards or our policies regarding labor practices; risks associated with our buying/sourcing agreement with Li & Fung Limited, which results in a single third party foreign buying/sourcing agent for a significant portion of our products; risks associated with our arrangement to operate our leased Ohio distribution facility with a third party operations and labor management company that provides distribution operations services, including risks related to increased operating expenses, systems capabilities and operating under a third party arrangement; a variety of legal, regulatory, political and economic risks, including risks related to the importation and exportation of product, tariffs and other trade barriers; our ability to adapt to and compete effectively in the current quota environment in which general quota has expired on apparel products, but political activity seeking to re-impose quota has been initiated or threatened; our exposure to currency fluctuations; risks associated with third party service providers, both domestic and overseas, including service providers in the area of e-commerce; limitations on our ability to utilize all or a portion of our US deferred tax assets if we experience an “ownership change”; and the outcome of current and future litigation and other proceedings in which we are involved. The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All subsequent written and oral forward-looking statements concerning the matters addressed in this press release and attributable to us or any person acting on our behalf are qualified by these cautionary statements. Forward-looking statements are based on current expectations only and are not guarantees of future performance, and are subject to certain risks, uncertainties and assumptions, including those described in this press release, and in the Company’s Annual Report on Form 10-K for the year ended December 28, 2013, filed with the SEC, and Quarterly Report on Form 10-Q for the quarterly period ended July 5, 2014, to be filed with the SEC, including in the sections entitled “Item 1A-Risk Factors” and “Statement on Forward Looking Statements.” We may change our intentions, beliefs or expectations at any time and without notice, based upon any change in our assumptions or otherwise. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. In addition, some factors are beyond our control. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

KATE SPADE & COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(All amounts in thousands, except per common share data)

	Three Months Ended		Three Months Ended
	July 5, 2014	% of	June 29, 2013	% of
	(13 Weeks)	Sales	(13 Weeks)	Sales

Net Sales	$265,998	100.0%	$178,881	100.0%
Cost of goods sold	110,088	41.4%	68,403	38.2%
Gross Profit	155,910	58.6%	110,478	61.8%
Selling, general & administrative expenses	145,982	54.9%	114,245	63.9%
Operating Income (Loss)	9,928	3.7%	(3,767)	(2.1)%
Other income (expense), net	241	0.1%	(832)	(0.5)%
Impairment of cost investment	—	—	(6,109)	(3.4)%
Loss on extinguishment of debt	(16,914)	(6.4)%	—	—
Interest expense, net	(6,474)	(2.4)%	(11,544)	(6.5)%
Loss Before Provision for Income Taxes	(13,219)	(5.0)%	(22,252)	(12.4)%
Provision for income taxes	764	0.3%	1,336	0.7%
Loss from Continuing Operations	(13,983)	(5.3)%	(23,588)	(13.2)%
Discontinued operations, net of income taxes	9,579		(19,549)
Net Loss	$(4,404)		$(43,137)

Loss per Share:
Basic and Diluted
Loss from Continuing Operations	$(0.11)		$(0.20)
Net Loss	$(0.03)		$(0.36)

Weighted Average Shares, Basic and Diluted (a)	126,664		120,013

(a)              Because the Company incurred a loss from continuing operations for the three months ended July 5, 2014 and June 29, 2013, all potentially dilutive shares are antidilutive.  Accordingly, basic and diluted weighted average shares outstanding are equal for such periods.

KATE SPADE & COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(All amounts in thousands, except per common share data)

	Six Months Ended		Six Months Ended
	July 5, 2014	% of	June 29, 2013	% of
	(27 Weeks)	Sales	(26 Weeks)	Sales

Net Sales	$489,612	100.0%	$335,330	100.0%
Cost of goods sold	196,879	40.2%	126,756	37.8%
Gross Profit	292,733	59.8%	208,574	62.2%
Selling, general & administrative expenses	309,732	63.3%	220,199	65.7%
Operating Loss	(16,999)	(3.5)%	(11,625)	(3.5)%
Other income (expense), net	88	—	(2,702)	(0.8)%
Impairment of cost investment	—	—	(6,109)	(1.8)%
Loss on extinguishment of debt	(16,914)	(3.5)%	(1,108)	(0.3)%
Interest expense, net	(15,996)	(3.3)%	(23,760)	(7.1)%
Loss Before Provision for Income Taxes	(49,821)	(10.2)%	(45,304)	(13.5)%
Provision for income taxes	2,570	0.5%	2,030	0.6%
Loss from Continuing Operations	(52,391)	(10.7)%	(47,334)	(14.1)%
Discontinued operations, net of income taxes	94,157		(47,977)
Net Income (Loss)	$41,766		$(95,311)

(Loss) Earnings per Share:
Basic and Diluted
Loss from Continuing Operations	$(0.42)		$(0.40)
Net Income (Loss)	$0.33		$(0.80)

Weighted Average Shares, Basic and Diluted (a)	125,491		119,523

(a)              Because the Company incurred a loss from continuing operations for the six months ended July 5, 2014 and June 29, 2013, all potentially dilutive shares are antidilutive.  Accordingly, basic and diluted weighted average shares outstanding are equal for such periods.

KATE SPADE & COMPANY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

(All amounts in thousands)

	Three Months Ended		Six Months Ended
	July 5, 2014	June 29, 2013	July 5, 2014	June 29, 2013
	(13 Weeks)	(13 Weeks)	(27 Weeks)	(26 Weeks)

Net (Loss) Income	$(4,404)	$(43,137)	$41,766	$(95,311)

Other Comprehensive (Loss) Income, Net of Income Taxes:
Cumulative translation adjustment, net of income taxes of $0	(197)	(3,383)	1,488	(7,928)
Change in fair value of cash flow hedges, net of income taxes of $(217), $333, $(449) and $621, respectively	(352)	542	(732)	1,013
Comprehensive (Loss) Income	$(4,953)	$(45,978)	$42,522	$(102,226)

KATE SPADE & COMPANY

CONSOLIDATED BALANCE SHEETS

(All amounts in thousands)

	July 5, 2014	June 29, 2013
Assets
Current Assets:
Cash and cash equivalents	$177,132	$9,155
Accounts receivable - trade, net	71,814	91,350
Inventories, net	178,234	238,390
Other current assets	39,854	53,670
Total current assets	467,034	392,565

Property and Equipment, Net	165,578	236,232
Goodwill	72,458	52,147
Intangibles, Net	94,478	126,999
Note Receivable	86,724	—
Other Assets	35,837	38,241
Total Assets	$922,109	$846,184

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities:
Short-term borrowings	$6,434	$90,002
Convertible Senior Notes	—	8,269
Other current liabilities	268,948	358,894
Total current liabilities	275,382	457,165

Long-Term Debt	402,415	391,746
Other Non-Current Liabilities	166,781	210,951
Stockholders’ Equity (Deficit)	77,531	(213,678)
Total Liabilities and Stockholders’ Equity (Deficit)	$922,109	$846,184

KATE SPADE & COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(All amounts in thousands)

	Six Months Ended
	July 5, 2014	June 29, 2013
	(27 Weeks)	(26 Weeks)

Cash Flows from Operating Activities:
Net income (loss)	$41,766	$(95,311)
Adjustments to arrive at loss from continuing operations	(94,157)	47,977
Loss from continuing operations	(52,391)	(47,334)

Adjustments to reconcile loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	26,422	18,437
Loss on asset disposals and impairments, including streamlining initiatives, net	2,536	7,436
Share-based compensation	26,032	2,344
Loss on extinguishment of debt	16,914	1,108
Foreign currency (gains) losses, net	(1,301)	7,738
Other, net	173	629
Changes in assets and liabilities:
(Increase) decrease in accounts receivable - trade, net	(886)	17,055
Increase in inventories, net	(36,463)	(19,430)
Increase in other current and non-current assets	(7,042)	(4,586)
Decrease in accounts payable	(11,748)	(5,402)
Decrease in accrued expenses and other non-current liabilities	(25,062)	(32,712)
Net change in income tax assets and liabilities	3,818	1,136
Net cash provided by (used in) operating activities of discontinued operations	12,750	(30,738)
Net cash used in operating activities	(46,248)	(84,319)

Cash Flows from Investing Activities:
Purchases of property and equipment	(44,708)	(28,751)
Payments for in-store merchandise shops	(3,294)	(1,175)
Payments for purchases of businesses	(32,268)	—
Investments in and advances to equity investee	—	(3,000)
Other, net	(33)	(46)
Net cash provided by (used in) investing activities of discontinued operations	136,408	(20,982)
Net cash provided by (used in) investing activities	56,105	(53,954)

Cash Flows from Financing Activities:
Proceeds from borrowings under revolving credit agreement	3,871	298,886
Repayment of borrowings under revolving credit agreement	(4,960)	(211,260)
Proceeds from sale-leaseback	—	8,673
Principal payments under capital lease obligations	(199)	(2,458)
Proceeds from issuance of Term Loan	398,000	—
Repayment of Senior Notes	(390,693)	—
Proceeds from exercise of stock options	40,128	1,498
Payment of deferred financing fees	(7,978)	(4,436)
Net cash provided by financing activities	38,169	90,903

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(1,116)	(2,877)

Net Change in Cash and Cash Equivalents	46,910	(50,247)
Cash and Cash Equivalents at Beginning of Period	130,222	59,402
Cash and Cash Equivalents at End of Period	$177,132	$9,155

KATE SPADE & COMPANY

SEGMENT REPORTING

(All amounts in thousands)

		Segment	% of
	Net Sales	Adjusted EBITDA (a)	Sales
Three Months Ended July 5, 2014 (13 Weeks)
KATE SPADE North America	$208,382	$32,240	15.5%
KATE SPADE International (b)	49,231	(48)	(0.1)%
Adelington Design Group	8,385	382	4.6%
Other (c)	—	(531)	—
Total - Reportable Segments	$265,998

		Segment	% of
	Net Sales	Adjusted EBITDA (a)	Sales
Three Months Ended June 29, 2013 (13 Weeks)
KATE SPADE North America	$134,749	$8,337	6.2%
KATE SPADE International (b)	32,046	(661)	(2.1)%
Adelington Design Group	12,086	1,041	8.6%
Other (c)	—	(1,382)	—
Total - Reportable Segments	$178,881

		Segment	% of
	Net Sales	Adjusted EBITDA (a)	Sales
Six Months Ended July 5, 2014 (27 Weeks)
KATE SPADE North America	$372,135	$48,484	13.0%
KATE SPADE International (b)	102,606	1,427	1.4%
Adelington Design Group	14,871	(10)	(0.1)%
Other (c)	—	(595)	—
Total - Reportable Segments	$489,612

		Segment	% of
	Net Sales	Adjusted EBITDA (a)	Sales
Six Months Ended June 29, 2013 (26 Weeks)
KATE SPADE North America	$239,205	$10,297	4.3%
KATE SPADE International (b)	68,553	52	0.1%
Adelington Design Group	27,572	4,077	14.8%
Other (c)	—	(2,682)	—
Total - Reportable Segments	$335,330

(a)              Segment Adjusted EBITDA excludes: (i) depreciation and amortization; (ii) charges due to streamlining initiatives, brand-exiting activities and acquisition related costs; and (iii) losses on asset disposals and impairments.  In connection with the decision to disaggregate the Company’s reportable segments, the costs of all corporate departments that serve the respective segment are fully allocated. The Company does not allocate amounts reported below Operating income/loss to its reportable segments, other than equity income (loss) in its equity method investee. Refer to the table entitled “Reconciliation of Non-GAAP Financial Information” for further information.

(b)             Amounts include equity in the earnings (losses) of equity method investee of $125 and $(292) for the three months ended July 5, 2014 and June 29, 2013, respectively, and $(173) and $(562) for the six months ended July 5, 2014 and June 29, 2013, respectively.

(c)              Other consists of expenses principally related to distribution functions that were included in Juicy Couture and Lucky Brand historical results, but are not directly attributable to those businesses and therefore have not been included in discontinued operations.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands)

(Unaudited)

The following table provides reconciliations of Segment Adjusted EBITDA to: (i) Adjusted EBITDA, Net of Foreign Currency Transaction Adjustments; and (ii) Loss from Continuing Operations.

	Three Months Ended		Six Months Ended
	July 5, 2014	June 29, 2013	July 5, 2014	June 29, 2013
	(13 Weeks)	(13 Weeks)	(27 Weeks)	(26 Weeks)

Segment Adjusted EBITDA:
KATE SPADE North America	$32,240	$8,337	$48,484	$10,297
KATE SPADE International	(48)	(661)	1,427	52
Adelington Design Group	382	1,041	(10)	4,077
Other (a)	(531)	(1,382)	(595)	(2,682)
Total Reportable Segments Adjusted EBITDA	32,043	7,335	49,306	11,744
Other income (expense) (b)	116	(540)	261	(2,140)
Less: Foreign currency transaction adjustments, net	(71)	131	(364)	1,235
Adjusted EBITDA, Net of Foreign Currency Transaction Adjustments	32,088	6,926	49,203	10,839

Foreign currency transaction adjustments, net	71	(131)	364	(1,235)
Depreciation and amortization, net (c)	(11,144)	(7,545)	(22,281)	(15,685)
Charges due to streamlining initiatives, brand-exiting activities, acquisition related costs and loss on asset disposals and impairments, net	(5,038)	(2,656)	(18,165)	(5,902)
Share-based compensation (d)	(5,808)	(1,193)	(26,032)	(2,344)
Loss on extinguishment of debt	(16,914)	—	(16,914)	(1,108)
Impairment of cost investment	—	(6,109)	—	(6,109)
Interest expense, net	(6,474)	(11,544)	(15,996)	(23,760)
Provision for income taxes	764	1,336	2,570	2,030
Loss from Continuing Operations	$(13,983)	$(23,588)	$(52,391)	$(47,334)

Adjusted EBITDA, Net of Foreign Currency Transaction Adjustments		$6,926		$10,839
Corporate Adjustments (e)		3,789		7,658
Comparable Adjusted EBITDA, Net of Foreign Currency Transaction Adjustments		$10,715		$18,497

(a)              Other consists of expenses principally related to distribution functions that were included in Juicy Couture and Lucky Brand historical results, but are not directly attributable to those businesses and therefore have not been included in discontinued operations.

(b)             Amounts do not include equity in the (income) losses of the Company’s equity method investee of $(125), $292, $173 and $562 for the three and six months ended July 5, 2014 and June 29, 2013, respectively.

(c)              Excludes amortization included in Interest expense, net.

(d)             Includes share-based compensation expense of $0.6 million and $16.9 million in the three and six months ended July 5, 2014, respectively, that was classified as restructuring.

(e)              Represents adjustments to reflect Corporate Costs on an annualized Adjusted EBITDA basis of $(53) million.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands, except per common share data)

(Unaudited)

The following tables provide reconciliations of (i) Loss from Continuing Operations to Adjusted Income (Loss) from Continuing Operations (a) and (ii) Operating Income (Loss) to Adjusted Income (Loss) from Continuing Operations (a)

	Three Months Ended		Six Months Ended
	July 5, 2014	June 29, 2013	July 5, 2014	June 29, 2013
	(13 Weeks)	(13 Weeks)	(27 Weeks)	(26 Weeks)

Loss from Continuing Operations	$(13,983)	$(23,588)	$(52,391)	$(47,334)
Streamlining initiatives, brand-exiting activities and acquisition related costs (b)	5,044	2,539	33,990	5,605
Impairment of cost investment	—	6,109	—	6,109
Write-off of debt issuance costs (c)	3,004	—	3,004	—
Loss on extinguishment of debt	16,914	—	16,914	1,108
(Provision) benefit for income taxes	(4,589)	5,401	(404)	13,266
Adjusted Income (Loss) from Continuing Operations (a)	$6,390	$(9,539)	$1,113	$(21,246)

Operating Income (Loss)	$9,928	$(3,767)	$(16,999)	$(11,625)
Streamlining initiatives, brand-exiting activities and acquisition related costs (b)	5,044	2,539	33,990	5,605
Write-off of debt issuance costs included in Selling, general & administrative expenses (d)	702	—	702	—
Adjusted Operating Income (Loss) (a)	15,674	(1,228)	17,693	(6,020)
				—
Adjusted interest expense, net (e)	(4,172)	(11,544)	(13,694)	(23,760)
Other income (expense), net	241	(832)	88	(2,702)
Provision (benefit) for income taxes (f)	5,353	(4,065)	2,974	(11,236)

Adjusted Income (Loss) from Continuing Operations (a)	$6,390	$(9,539)	$1,113	$(21,246)

Adjusted Basic Earnings per Common Share from Continuing Operations (a)(g)	$0.05	$(0.08)	$0.01	$(0.18)
Adjusted Diluted Earnings per Common Share from Continuing Operations (a)(g)	$0.05	$(0.08)	$0.01	$(0.18)

(a)              Adjusted Operating Income (Loss) excludes streamlining initiatives, brand-exiting activities and acquisition related costs.  In addition to those items, Adjusted Income (Loss) from Continuing Operations and Adjusted Basic and Diluted Earnings per Common Share from Continuing Operations exclude impairment of cost investment, loss on extinguishment of debt and non-cash write-offs of debt issuance costs.

(b)             During the three and six months ended July 5, 2014 and June 29, 2013, the Company recorded expenses related to its streamlining initiatives, brand-exiting activities and acquisition related costs as follows:

	Three Months Ended		Six Months Ended
	July 5, 2014	June 29, 2013	July 5, 2014	June 29, 2013
	(13 Weeks)	(13 Weeks)	(27 Weeks)	(26 Weeks)

Payroll, contract termination costs, asset write-downs and other costs:
KATE SPADE North America	$1,058	$217	$3,155	$911
Adelington Design Group	113	61	216	391
Other (h)	3,743	1,131	30,474	3,058

Store closure, other brand-exiting activities and acquisition related costs:
KATE SPADE North America	202	858	523	1,183
Adelington Design Group	(7)	175	(14)	135
Other (h)	(65)	97	(364)	(73)
	$5,044	$2,539	$33,990	$5,605

(c)              Represents a non-cash write-off of debt issuance costs associated with the amended and restated revolving credit facility for the three and six months ended July 5, 2014.

(d)             Represents the portion of the non-cash write-off of debt issuance costs associated with the amended and restated revolving credit facility attributable to SG&A for the three and six months ended July 5, 2014.

(e)              Excludes a $2,302 non-cash write-off of debt issuance costs associated with the amended and restated revolving credit facility for the three and six months ended July 5, 2014.

(f)               Reflects a normalized tax rate based on estimated adjusted pretax income (loss).

(g)              Adjusted diluted earnings per share for the three and six months ended July 5, 2014 are based on 127,475 and 126,353 shares outstanding, respectively. As the Company incurred an adjusted loss from continuing operations for the three months and the six months ended June 29, 2013, all potentially dilutive shares are antidilutive. As such, basic and diluted weighted average shares outstanding are equal for such periods.

(h)             Other consists of: (i) Juicy Couture and Lucky Brand restructuring charges principally related to distribution functions that are not directly attributable to Juicy Couture or Lucky Brand and therefore have not been included in discontinued operations; and (ii) unallocated corporate restructuring costs.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands)

	As Reported (a)	Streamlining Initiatives & Brand- Exiting Activities (b)	Adjusted Results	Corporate (c)	Comparable Adjusted Results
Three Months Ended June 29, 2013 (13 Weeks)
Total Net Sales	$178,881		$178,881		$178,881
KATE SPADE North America	134,749		134,749		134,749
KATE SPADE International	32,046		32,046		32,046
Adelington Design Group	12,086		12,086		12,086

Gross Profit	110,478		110,478		110,478

SG&A	114,245	(2,539)	111,706	(3,789)	107,917

Operating (Loss) Income	$(3,767)	$2,539	$(1,228)	$3,789	$2,561

Depreciation and amortization, asset impairments and losses on asset disposals, net (d)			7,662		7,662
Share-based compensation			1,193		1,193
Other expense, net (e)			(701)		(701)

Adjusted EBITDA			$6,926	$3,789	$10,715

Segment Adjusted EBITDA:
KATE SPADE North America			$8,337	$3,349	$11,686
KATE SPADE International			(661)	261	(400)
Adelington Design Group			1,041	179	1,220
Other			(1,791)	—	(1,791)
			$6,926	$3,789	$10,715

Reconciliation to Loss from Continuing Operations:
Operating loss, per above	$(3,767)
Other expense, net	(832)
Impairment of cost investment	(6,109)
Interest expense, net	(11,544)
Provision for income taxes	1,336
Loss from Continuing Operations	$(23,588)

(a)             Represents the results of Kate Spade & Company in accordance with accounting principles generally accepted in the US.

(b)            Represents charges due to streamlining initiatives, brand-exiting activities and acquisition related costs.

(c)             Represents adjustments to reflect Corporate Costs on an annualized Adjusted EBITDA basis of $(53) million.

(d)            Excludes amortization included in Interest expense, net.

(e)             Amount is net of foreign currency transaction adjustments of $131.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands)

	As Reported (a)	Streamlining Initiatives & Brand- Exiting Activities (b)	Adjusted Results	Corporate (c)	Comparable Adjusted Results
Six Months Ended June 29, 2013 (26 Weeks)
Total Net Sales	$335,330		$335,330		$335,330
KATE SPADE North America	239,205		239,205		239,205
KATE SPADE International	68,553		68,553		68,553
Adelington Design Group	27,572		27,572		27,572

Gross Profit	208,574		208,574		208,574

SG&A	220,199	(5,605)	214,594	(7,658)	206,936

Operating (Loss) Income	$(11,625)	$5,605	$(6,020)	$7,658	$1,638

Depreciation and amortization, asset impairments and losses on asset disposals, net (d)			15,982		15,982
Share-based compensation			2,344		2,344
Other expense, net (e)			(1,467)		(1,467)

Adjusted EBITDA, Net of Foreign Currency Transaction Adjustments			$10,839	$7,658	$18,497

Segment Adjusted EBITDA:
KATE SPADE North America			$10,297	$6,770	$17,067
KATE SPADE International			52	528	580
Adelington Design Group			4,077	360	4,437
Other			(3,587)	—	(3,587)
			$10,839	$7,658	$18,497

Reconciliation to Loss from Continuing Operations:
Operating loss, per above	$(11,625)
Other expense, net	(2,702)
Impairment of cost investment	(6,109)
Loss on extinguishment of debt	(1,108)
Interest expense, net	(23,760)
Provision for income taxes	2,030
Loss from Continuing Operations	$(47,334)

(a)             Represents the results of Kate Spade & Company in accordance with accounting principles generally accepted in the US.

(b)            Represents charges due to streamlining initiatives, brand-exiting activities and acquisition related costs.

(c)             Represents adjustments to reflect Corporate Costs on an annualized Adjusted EBITDA basis of $(53) million.

(d)            Excludes amortization included in Interest expense, net.

(e)             Amount is net of foreign currency transaction adjustment of $1,235.

KATE SPADE & COMPANY

AVAILABILITY UNDER REVOLVING CREDIT FACILITY

(In thousands)

July 5, 2014

Total Revolving Credit Facility Size (a)	$200,000

Borrowing Base (a)	$219,214

Outstanding Borrowings	2,000

Letters of Credit Issued	16,089
Available Capacity	$181,911

Excess Capacity (b)	$161,911

(a)              Availability under the revolving credit facility is the lesser of $200 million and a borrowing base comprised primarily of eligible cash, accounts receivable and inventory.

(b)             Excess capacity represents available capacity reduced by the minimum required aggregate borrowing availability under the revolving credit facility of $20 million.